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                                                                     Exhibit 3.2


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (After Issuance of Stock)

                      NATIONAL RESIDENTIAL PROPERTIES, INC.
                      -------------------------------------
                               Name of Corporation

         The undersigned: Richard Astrom and Christopher Astrom of National Residential Properties, Inc.

         Do hereby certify:

         That the Board of Directors of said Corporation at a meeting duly convened, held on the 8th day of June 2001, adopted a resolution to amend the original articles as follows:

         Article IV is hereby amended to read as follows:

         CAPITAL STOCK. The amount of the total authorized capital stock of this corporation is 1,500,000,000 shares of Common stock with par value of $.001 each. Each share shall have one (1) vote. Such stock may be issued from time to time without action by the shareholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid-up stock, and the holder of such shares shall not liable for any further payment thereof. Said stock shall not be subject assessment to pay the debts of the corporation, and no paid up stock and no stock issued as fully paid, shall ever be assessed or assessable by the corporation.

         The number of shares of the corporation outstanding and entitled to vote on an Amendment to the Articles of Incorporation is 674,930,211; that said change(s) and amendment have been consented to and approved by a majority vote of the Stockholders holding at least a majority of each class of stock outstanding entitled to vote thereon.

                                       /s/ Richard Astrom
                                       -----------------------------------------
                                       Richard Astrom, President



                                       /s/ Christopher Astrom
                                       -----------------------------------------
                                       Christopher Astrom, Secretary

STATE OF FLORIDA
COUNTY OF DADE

         Before me, the Undersigned Notary Public, personally appeared Richard Astrom and Christopher Astrom, who, being personally known to me, who acknowledged that they executed the above instrument.

/s/ Patricia Gutierrez                       My Commission Expires: ____________
---------------------------------
Notary Public, State of Florida